EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-155800) on Form S-1 of The Frontier Fund of our report dated April 6, 2009 relating to our audits of the consolidated statements of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of such Registration Statement and to the reference to our firm under the captions “Independent Registered Public Accounting Firms” and “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
January 15, 2010

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